                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS



   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-00000) for the registration of 8,142,578 shares of common stock of U.S. Bioscience, Inc. and to the incorporation by reference therein of our report dated February 21, 1995, with respect to the consolidated financial statements of U.S. Bioscience, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

                                      ERNST & YOUNG LLP



      Philadelphia, Pennsylvania
      January 5, 1996